Exhibit 10.1

FIRST AMENDED AND RESTATED
OMNIBUS AGREEMENT
among
WESTERN POCAHONTAS PROPERTIES LIMITED
PARTNERSHIP
GREAT NORTHERN PROPERTIES LIMITED
PARTNERSHIP
NEW GAULEY COAL CORPORATION
ROBERTSON COAL MANAGEMENT LLC
GP NATURAL RESOURCE PARTNERS LLC
NRP (GP) LP
NATURAL RESOURCE PARTNERS L.P.
and
NRP (OPERATING) LLC

FIRST AMENDED AND RESTATED
OMNIBUS AGREEMENT
     THIS FIRST AMENDED AND RESTATED OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of, April 22, 2009 among Western Pocahontas Properties Limited Partnership, a Delaware limited partnership (“WPP”), Great Northern Properties Limited Partnership, a Delaware limited partnership (“GNP”), New Gauley Coal Corporation, a West Virginia corporation (“NGCC” and, together with WPP and GNP, the “WPP Group”), Robertson Coal Management LLC, a Delaware limited liability company (“Robertson Coal Management”), GP Natural Resource Partners LLC (“GP LLC”), NRP (GP) LP, a Delaware limited partnership (including any permitted successors and assigns under the Partnership Agreement (as defined herein), the “General Partner”), Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), and NRP (Operating) LLC, a Delaware limited liability company (“OLLC”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
RECITALS:
     1. The Parties, together with Arch Coal, Inc., a Delaware corporation (“Arch”) and Ark Land Company, a Delaware corporation (“Ark”), entered into that certain Omnibus Agreement (the “Original Agreement”), dated and effective as of the Closing Date (as defined herein) to evidence their understanding with respect to (i) those business opportunities that a Sponsor (as defined herein) will not engage in for so long as such Sponsor participates in the control of the General Partner unless the Partnership has declined to engage in any such business opportunity for its own account and (ii) certain indemnification obligations of the Sponsors in favor of the Partnership Group (as defined herein).
     2. Arch and Ark no longer hold a membership interest in GP LLC or a limited partner interest in the General Partner and are no longer Affiliates (as defined herein) of the Partnership. As such, the Parties desire to amend and restate the Original Agreement in order to remove Arch and Ark as parties thereto.
     In consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
ARTICLE I
Definitions
          1.1 Definitions.
     (a) As used in this Agreement, the following terms shall have the respective meanings set forth below:
     “Affiliate” is defined in the Partnership Agreement; notwithstanding the foregoing, “Affiliate” shall also include, with respect to any Sponsor, any other entity in

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which the Sponsor owns, through one or more intermediaries, 50% or more of the then outstanding voting securities or ownership interests of such entity.
     “Arch” means Arch Coal, Inc., a Delaware corporation.
     “Ark” means Ark Land Company, a Delaware corporation.
     “Closing Date” means the date of the closing of the Partnership’s initial public offering of Common Units.
     “Common Units” is defined in the Partnership Agreement.
     “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.
     “Group Member” is defined in the Partnership Agreement.
     “Limited Partner” is defined in the Partnership Agreement.
     “Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P., dated as of April 18, 2007, as amended, as in effect as of the date hereof, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.
     “Partnership Group” is defined in the Partnership Agreement.
     “Person” is defined in the Partnership Agreement.
     “Restricted Business” is defined in Section 2.1.
     “Second Offer” is defined in Section 2.4(c).
     “Sponsor” means any of the WPP Group and any Affiliate of the WPP Group, Robertson Coal Management or Corbin J. Robertson, Jr. and “Sponsors” means the WPP Group and any Affiliate of the WPP Group, Robertson Coal Management and Corbin J. Robertson, Jr., collectively.
ARTICLE II
Business Opportunities
          2.1 Restricted Activities
     (a) Restricted Businesses. For so long as a Sponsor participates in the control of the General Partner, and except as permitted by Section 2.2, each Sponsor shall be prohibited from, directly or indirectly, owning, operating or investing in any business having assets engaged in the following activities (each, a “Restricted Business”):
     (i) owning or entering into leases with a party other than an Affiliate of a Sponsor of any fee coal reserves within the United States owned by a Sponsor; or
     (ii) owning or entering into subleases with a party other than an Affiliate of a Sponsor of any coal reserves within the United States controlled by a paid-up lease owned by a Sponsor.
     (b) Restrictions on Controlling Investments in New Entities. For so long as a Sponsor participates in the control of the General Partner, the Sponsors may not, through one or more transactions, form or purchase (1) a general partner interest in any partnership (publicly traded or private) that principally engages in a Restricted Business, (2) a managing member interest in any limited liability company (publicly traded or private) that principally engages in a Restricted Business or (3) a controlling interest in any corporation (publicly traded or private) that principally engages in a Restricted Business; provided, however, that the Sponsors may form or purchase a general partner interest in any private partnership, a managing member interest in any private limited liability company or a controlling interest in any private corporation, each principally engaging in a Restricted Business, subject to Sections 2.3 and 2.4.
          2.2 Permitted Exceptions.
          Notwithstanding any provision of Section 2.1 to the contrary, and subject to Section 2.3 in the case of assets retained by a Sponsor pursuant to Section 2.2(a) or Section 2.2(b)(i), any Sponsor may engage, directly or indirectly, in the following activities under the following circumstances:
     (a) owning, operating or investing in any Restricted Business (whether comprised of one asset or a group of related assets) that is retained by a Sponsor as of the Closing Date; provided, however that if after the Closing Date the Restricted Business (whether comprised of one asset or a group of related assets) has a fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor that owns, operates or invests in the Restricted Business) greater than $10 million, the Sponsor must offer the Restricted Business to the Partnership Group in accordance with Section 2.4;
     (b) owning, operating or investing in a Restricted Business that is acquired by a Sponsor after the Closing Date if:
     (i) the fair market value of the Restricted Business (whether comprised of one asset or a group of related assets) (as determined in good faith by the board of directors, or other governing body, of the Sponsor that will own, operate or invest in the Restricted Business) is equal to or less than $10 million at the time of such acquisition by such Sponsor;

provided, however, that if the fair market value of the Restricted Business (whether comprised of one asset or a group of related assets) subsequently exceeds $10 million, the Sponsor must offer the Restricted Business to the Partnership Group in accordance with Section 2.4.
     (ii) in the case of an acquisition of a Restricted Business (whether comprised of one asset or a group of related assets) with a fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor that will own, operate or invest in the Restricted Business) greater than $10 million at the time of such acquisition by the Sponsor, the Partnership Group has been offered the opportunity to purchase the Restricted Business in accordance with Section 2.4 and the Partnership Group (with the concurrence of the Conflicts Committee) has elected not to purchase the Restricted Business.
     (iii) the investment in the Restricted Business is held solely by means of an equity interest in the entity that owns the Restricted Business and such equity interest does not constitute control of the Restricted Business.
          2.3 Limitation on Acquisitions by the Sponsor.
     (a) Notwithstanding Section 2.2, the fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor) of all Restricted Businesses owned, operated or invested in by the Sponsor (other than those owned or operated by the Sponsor as of the Closing Date) may not exceed $75 million in the aggregate. For purposes of this Section 2.3, the fair market value of any entity owning the Restricted Businesses purchased by the Sponsor shall be determined based on the fair market value of the entity as a whole, without regard for any lesser ownership interest therein to be acquired by the Sponsor.
          2.4 Procedures.
     (a)
     (i) If the Sponsor desires to acquire a Restricted Business not otherwise permitted by Section 2.2 and such Restricted Business constitutes greater than 50% of the aggregate value of the entire acquisition, then the Sponsor shall (1) notify the General Partner in writing of such acquisition opportunity, (2) deliver to the General Partner all information prepared by or on behalf of the Sponsor relating to such Restricted Business and the proposed acquisition and (3) offer the Partnership Group the opportunity to purchase such Restricted Business in accordance with this Section 2.4. The offer shall set forth the terms relating to the purchase of the Restricted Business. As soon as practicable, but in any event within 60 days after receipt of such written notification, the General Partner shall notify the Sponsor in writing that either (1) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a Group Member to purchase the Restricted Business, in which event the Sponsor may consummate the proposed acquisition opportunity and own, operate or invest in such Restricted Business or (2) the General Partner has elected to cause a Group Member to purchase the Restricted Business, in which event the procedures outlined in this Section 2.4 shall apply.
     (ii) if the Sponsor desires to acquire a Restricted Business or an entity that engages in a Restricted Business (not otherwise permitted by Section 2.2) and such Restricted Business constitutes 50% or less of the aggregate value of the entire acquisition, then not later than six months after the consummation of the acquisition by such Sponsor of the Restricted Business, such Sponsor shall (1) notify the General Partner in writing of such acquisition, (2) deliver to the General Partner all information prepared by or on behalf of the Sponsor relating to such acquisition and (3) offer the Partnership Group the opportunity to purchase the Restricted Business in accordance with this Section 2.4. The offer shall set forth terms relating to the purchase of the Restricted Business. As soon as practicable, but in any event within 60 days after receipt of such written notification, the General Partner shall notify the Sponsor in writing that either (1) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a Group Member to purchase the Restricted Business, in which case the Sponsor may continue to own, operate or invest in such Restricted Business or (2) the General Partner has elected to cause a Group Member to purchase the Restricted Business, in which event the procedures outlined in this Section 2.4 shall apply.
     (iii) For purposes of this Section 2.4, a “Restricted Business” excludes a general partner interest or a managing member interest, which interests are addressed in Section 2.1.
     (b) If the Sponsor and the General Partner (with the concurrence of the Conflicts Committee) are able to agree on the fair market value of the Restricted Business that is subject to the offer delivered pursuant to Section 2.4(a)(i) or (ii) above and the other terms of the offer, a Group Member shall purchase the Restricted Business for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached. The purchase agreement for the Restricted Business will provide for the purchase price to be paid, at the option of the Sponsor, in cash, Units, or an interest-bearing promissory note (the interest rate and other terms of which shall be mutually agreed upon by the Sponsor and the General Partner) or any combination thereof.
     (c) If the Sponsor and the General Partner are unable to agree on the fair market value of the Restricted Business that is subject to the offer delivered pursuant to Section 2.4(a)(i) or (ii) above or the other terms of the offer within 60 days after receipt by the General Partner of the offer, then the Sponsor may not, for a period of two years following the date of the offer, sell the Restricted Business to a third party for less than the price set forth in the offer or on more favorable terms than the terms set forth in the offer; provided, however, that if during such two-year period, a change occurs in the Restricted Business that, in the good faith opinion of the board of directors or other governing body of the relevant Sponsor, affects the fair market value of such Restricted Business by more than 10% and the fair market value of the Restricted Business remains greater than $10 million, the Sponsor shall be obligated to re-offer such Restricted Business to the Partnership Group at the new fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor that owns the Restricted Business) and the process with respect to the Second Offer (as defined below) shall commence. If, at the end of the two-year period, the Sponsor has not sold the Restricted Business to a third party and the Restricted Business still has a fair market value (as determined in good faith by the board of directors, or other governing body, of the Sponsor that owns the Restricted Business) greater than $10 million, the Sponsor must again offer to the Partnership Group the opportunity to purchase such Restricted Business in accordance with this Section 2.4(c) (the “Second Offer”). The Second Offer shall set forth the terms relating to the purchase of the Restricted Business. As soon as practicable, but in any event within 60 days after receipt of the Second Offer, the General Partner shall notify the Sponsor in writing that either (1) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a Group Member to purchase the Restricted Business, in which event the Sponsor may continue to own such Restricted Business without further obligation with respect to the Partnership Group, or (2) the General Partner has elected to cause a Group Member to purchase the Restricted Business, in which event a Group Member shall purchase the Restricted Business for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached. The purchase agreement for the Restricted Business will provide for the purchase price to be paid, at the option of the Sponsor, in cash, Units, or an interest-bearing promissory note (the interest rate and other terms of which shall be mutually agreed upon by the Sponsor and the General Partner) or any combination thereof.
          2.5 Scope of Prohibition. Except as provided in this Article II and the Partnership Agreement, each Sponsor shall be free to engage in any business activity, including those that may be in direct competition with any Group Member.
          2.6 Enforcement. The Sponsors agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by a Sponsor of the covenants and agreements set forth in this Article II, and that any breach by a Sponsor of the covenants and agreements set forth in this Article II would result in irreparable injury to the Partnership Group. The Sponsors each further agree and acknowledge that any Group Member may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin a Sponsor Entity from such breach, and consent to the issuance of injunctive relief under this Agreement.

ARTICLE III
Miscellaneous
          3.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.
          3.2 Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 3.2.
if to WPP or NGCC:
Western Pocahontas Properties Limited Partnership or
New Gauley Coal Corporation
Attention: Nick Carter
5620 Irwin Road
Huntington, WV 25705
Telecopy: (304) 522-5401
with a copy to:
Wyatt L. Hogan
601 Jefferson, Suite 3600
Houston, TX 77002
Telecopy: (713) 751-7517
if to GNP:
Great Northern Properties Limited Partnership
Attention: Corbin J. Robertson, Jr.
601 Jefferson, Suite 3600
Houston, TX 77002
Telecopy: (713) 751-7510

with a copy to:
Wyatt L. Hogan
601 Jefferson, Suite 3600
Houston, TX 77002
Telecopy: (713) 751-7517
if to Robertson Coal Management LLC
Robertson Coal Management LLC
Attention: Corbin J. Robertson, Jr.
601 Jefferson Street, Suite 3600
Houston, TX 77002
Telecopy: (713) 751-7510
with a copy to:
Wyatt L. Hogan
601 Jefferson, Suite 3600
Houston, TX 77002
Telecopy: (713) 751-7517
if to any Group Member:
NRP (GP) LP
Attention: Wyatt L. Hogan
601 Jefferson, Suite 3600
Houston, TX 77002
Telecopy: (713) 751-7517
          3.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
          3.4 Termination. Article II of this Agreement will terminate with respect to any Sponsor upon the sale or other disposition of (1) all of such Sponsor’s membership interest in GP LLC and limited partnership interest in the General Partner and (2) the termination of its right to nominate and elect the directors of GP LLC.
          3.5 Amendment or Modification. This Agreement may be amended or modified from time to time after the Closing Date only by the written agreement of all the Parties hereto; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

          3.6 Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.
          3.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
          3.8 Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.
          3.9 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.
          3.10 Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of the date first written above.

WESTERN POCAHONTAS PROPERTIES LIMITED PARTNERSHIP
By:	Western Pocahontas Corporation,
Its General Partner

By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President

GREAT NORTHERN PROPERTIES LIMITED PARTNERSHIP
By:	GNP Management Corporation,
Its General Partner

By:	/s/ Charles H. Kerr
	Name:	Charles H. Kerr
	Title:	Chief Executive Officer and President

NEW GAULEY COAL CORPORATION
By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President

ROBERTSON COAL MANAGEMENT LLC
By:	Corbin J. Robertson, Jr.
Its sole member

By:	/s/ Corbin J. Robertson, Jr.
	Name:	Corbin J. Robertson, Jr.

GP NATURAL RESOURCE PARTNERS LLC
By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President

NRP (GP) LP
By:	GP Natural Resource Partners LLC,
Its General Partner

By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President

NATURAL RESOURCE PARTNERS L.P.
By:	NRP (GP) LP,
Its General Partner

By:	GP Natural Resource Partners LLC,
Its General Partner

By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President

NRP (OPERATING) LLC
By:	/s/ Nick Carter
	Name:	Nick Carter
	Title:	President